Form 8-K October 27, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event report):  October 27, 2008 (October 21, 2008)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K October 27, 2008

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (c)           President and Chief Executive Officer Executive Employment Agreement

On October 21, 2008, Geokinetics Inc. (the “Company” or “Geokinetics”) entered into an executive employment agreement (the “Employment Agreement”), with Richard F. Miles, its President and Chief Executive Officer, for an initial term of two years and a renewal term of two years.  The following description is qualified by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Employment Agreement provides that Mr. Miles will continue to serve as President and Chief Executive Officer of the Company at an initial monthly base salary of $31,250 USD (equivalent to $375,000 annually) to be reviewed annually.  Additionally, Mr. Miles is entitled to participate in an incentive compensation plan under which he can earn additional sums as a bonus based upon his performance against a set of pre-established performance criteria.  Mr. Miles’ bonus target is seventy-five percent (75%) of his annual base salary and the bonus, where earned, ranges from 10% to 200% of the bonus target.  Mr. Miles is also entitled to participate in long-term incentive plans approved by the Board of Directors.

Should the Company terminate Mr. Miles’ employment without cause, he is entitled to severance pay equivalent to his monthly base salary for 24 months.  Should Mr. Miles terminate his employment for good reason, he is entitled to severance pay equivalent to his monthly base salary and one-twelfth (1/12th) of his most recent annual bonus for 24 months.   No payments will be made until six months after termination, at which time all delayed payments will be made in a lump sum, if Mr. Miles is a "specified employee" as defined in Section 409A.  Mr. Miles will not be entitled to severance based upon death, disability, resignation without good reason, or termination for cause.  Additionally, all unvested stock options, restricted stock, or other equity compensation granted to Mr. Miles shall fully vest immediately should his employment terminate without cause or by Mr. Miles for good reason.  The Company also will continue to cover Mr. Miles and his dependents as participants under the Company’s medical and dental benefit plan during the severance pay period, unless Mr. Miles becomes eligible for coverage under another employer’s plan.

Mr. Miles agreed to a global non-compete during his employment and for a period of 24 months after termination of his employment.  Mr. Miles also agreed to execute the Company’s non-disclosure and confidentiality agreements with respect to Company proprietary or confidential information.

In a separate action on October 21, 2008, the Company awarded Mr. Miles 10,000 restricted shares of the Company’s Common Stock, $0.01 par value per share.  The restricted shares shall vest in three installments: the first installment of 3,333 shares will vest on the first Company vesting date (November 15th or May 15th) following a period of 90 consecutive trading days within which the average closing price of the Company’s stock is $18.00 per share or higher; the second installment of 3,333 shares will vest 12 months after the first installment vesting date;  and the final installment of 3,334 shares will vest 24 months after the first installment vesting date.

ITEM 9.01              Financial Statements and Exhibits.

(d)           Exhibits

10.1	Employment agreement by and between Geokinetics, Inc. and Richard F. Miles dated October 21, 2008

Form 8-K October 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: October 27, 2008	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer